Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information and explanatory notes of Deckers Outdoor Corporation (the Company or Deckers) set forth below give effect to the acquisition of certain net assets of C&C Partners, Ltd. (C&C) and Sanuk U.S.A., LLC (Sanuk USA).  This information is intended to give a better understanding of the effect of the acquisition as if it had occurred on (1) January 1, 2010, the first day of the fiscal period for which unaudited pro forma condensed consolidated financial information is presented with respect to the statement of income data, and (2) June 30, 2011 with respect to balance sheet data.

The unaudited pro forma condensed consolidated statements of income do not purport to represent what Deckers’ results of operations actually would have been if the events described above had occurred as of the dates indicated, or what such results would be for any future periods. The excess of the fair value of the consideration paid over the fair value of the net tangible assets and the fair value of identifiable intangible assets acquired has been recorded as goodwill. The values and allocations are preliminary and subject to change and may be adjusted upon completion of Deckers management’s final valuation analysis. The unaudited pro forma condensed consolidated financial information does not reflect potential cost savings opportunities, including the elimination of duplicative selling, general, and administrative expenses; and, it does not include all adjustments related to pending integration and reorganization decisions to be made. The unaudited pro forma condensed consolidated financial statements are based upon assumptions and adjustments that the Company believes are reasonable.

These unaudited pro forma condensed consolidated financial statements are presented based on the assumptions and adjustments described in the accompanying notes.

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2011

(unaudited)

(amounts in thousands)

	Deckers	C&C	Sanuk USA	Pro forma adjustments		Deckers pro forma
ASSETS
Current assets:
Cash and cash equivalents	$325,170	$2,076	$1,356	$(126,118	)(1)(2)	$202,484
Trade accounts receivable, net of allowances	106,952	11,452	2,161	(804	)(1)	119,761
Inventories	210,044	7,121	424	—		217,589
Prepaid expenses and other current assets	21,284	332	—	(194	)(1)	21,422
Income tax receivable	16,285	—	—	—		16,285
Deferred tax assets	12,002	—	—	—		12,002
Total current assets	691,737	20,981	3,941	(127,116)		589,543

Property and equipment, at cost, net	54,541	300	—	(71	)(1)	54,770
Other intangible assets, net	17,754	—	—	82,330	(3)	100,084
Goodwill	6,101	—	—	96,824	(3)	102,925
Deferred tax assets	16,695	—	—	—		16,695
Other assets	8,299	102	1	(103	)(1)	8,299
Total assets	$795,127	$21,383	$3,942	$51,864		$872,316

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$107,375	$5,937	$2,665	(2,803	)(1)	$113,174
Accrued payroll	12,780	1,295	—	(1,273	)(1)	12,802
Other accrued expenses	12,345	267	—	29,801	(1)(2)	42,413
Accounts receivable financing obligation	—	2,327	—	(2,327	)(1)	—
Income taxes payable	553	—	—	—		553
Payable to members	—	—	108	(108	)(1)	—
Due to affiliated company	—	1,090	—	(1,090	)(1)	—
Other current liabilites	—	—	213	(213	)(1)	—
Total current liabilities	133,053	10,916	2,986	21,987		168,942

Long-term liabilities	9,973	3,059	—	38,241	(1)(2)	51,273

Stockholders’ equity:
Deckers Outdoor Corporation stockholders’ equity:
Common stock	385	1,806	—	(1,806	)(4)	385
Members’ equity	—	—	956	(956	)(4)	—
Additional paid-in capital	144,148	—	—	—		144,148
Retained earnings	505,382	5,602	—	(5,602	)(4)	505,382
Accumulated other comprehensive loss	(968)	—	—	—		(968)
Total Deckers Outdoor Corporation stockholders’ equity	648,947	7,408	956	(8,364)		648,947
Noncontrolling interest	3,154	—	—	—		3,154
Total equity	652,101	7,408	956	(8,364)		652,101
Total liabilities and equity	$795,127	$21,383	$3,942	$51,864		$872,316

See accompanying notes to the pro forma condensed consolidated financial information.

DECKERS OUTDOOR CORPORATION

AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(unaudited)

(amounts in thousands, except per share data)

	Deckers	C&C	Sanuk USA	Pro forma adjustments		Deckers pro forma

Net sales	$359,073	$38,399	$4,035	$(159	)(5)	$401,348
Cost of sales	190,683	15,419	2,551	(159	)(5)	208,494
Gross profit	168,390	22,980	1,484	—		192,854

Royalty revenue, net	—	—	1,630	(1,630	)(6)	—
Selling, general and administrative expenses	150,993	12,533	1,319	2,086	(6)(7)	166,931
Income from operations	17,397	10,447	1,795	(3,716)		25,923

Other (income) expense, net:
Interest income	(87)	—	—	—		(87)
Interest expense	(45)	212	—	—		167
Other, net	(49)	(47)	48	—		(48)
	(181)	165	48	—		32
Income before income taxes	17,578	10,282	1,747	(3,716)		25,891

Income tax expense	5,273	162	—	3,163	(8)	8,598
Net income	12,305	10,120	1,747	(6,879)		17,293
Net income attributable to noncontrolling interest	(466)	—	—	—		(466)
Net income attributable to Deckers Outdoor Corporation	$11,839	$10,120	$1,747	$(6,879)		$16,827

Net income per share attributable to Deckers Outdoor Corporation common stockholders:
Basic	$0.31					$0.44
Diluted	$0.30					$0.43

Weighted-average common shares outstanding:
Basic	38,640					38,640
Diluted	39,304					39,304

See accompanying notes to the pro forma condensed consolidated financial information.

DECKERS OUTDOOR CORPORATION

AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2010

(unaudited)

(amounts in thousands, except per share data)

	Deckers	C&C	Sanuk USA	Pro forma adjustments		Deckers pro forma

Net sales	$1,000,989	$42,342	$6,267	(209	)(5)	$1,049,389
Cost of sales	498,051	17,829	4,402	(209	)(5)	520,073
Gross profit	502,938	24,513	1,865	—		529,316

Royalty revenue, net	—	—	1,826	(1,826	)(6)	—
Selling, general and administrative expenses	253,850	14,584	1,323	6,718	(6)(7)	276,475
Income from operations	249,088	9,929	2,368	(8,544)		252,841

Other (income) expense, net:
Interest income	(234)	—	(1)	—		(235)
Interest expense	566	432	2	—		1,000
Other, net	(1,353)	(17)	5	—		(1,365)
	(1,021)	415	6	—		(600)
Income before income taxes	250,109	9,514	2,362	(8,544)		253,441

Income taxes	89,732	166	—	1,167	(8)	91,065
Net income	160,377	9,348	2,362	(9,711)		162,376
Net income attributable to noncontrolling interest	(2,142)	—	—	—		(2,142)
Net income attributable to Deckers Outdoor Corporation	$158,235	$9,348	$2,362	$(9,711)		$160,234

Net income per share attributable to Deckers Outdoor Corporation common stockholders:
Basic	$4.10					$4.15
Diluted	$4.03					$4.08

Weighted-average common shares outstanding:
Basic	38,615					38,615
Diluted	39,292					39,292

See accompanying notes to the pro forma condensed consolidated financial information.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(unaudited)

(amounts in thousands)

1.              Basis of presentation

On May 19, 2011, Deckers entered into an asset purchase agreement whereby it would acquire certain assets and liabilities of C&C and Sanuk USA. Certain identified assets and liabilities were excluded from the purchase.  On July 1, 2011, Deckers completed the acquisition. The total purchase price was an initial cash payment of approximately $119,800, subject to certain post-closing adjustments. Subsequent to the close of the acquisition, the Company expects to make additional net payments totaling approximately $2,900 related to working capital adjustments. The purchase price also includes additional participation payments (contingent consideration) over the next five years as follows:

•                  2011 earnings before interest, taxes, depreciation, and amortization (EBITDA) multiplied by ten, less the closing payment, up to maximum of $30,000;

•                  51.8% of the gross profit in 2012, defined as total sales less the cost of sales for the business of the sellers;

•                  36.0% of gross profit in 2013;

•                  8.0% of the product of gross profit in 2015 multiplied by five.

There is no maximum to the contingent consideration payments for 2012, 2013, and 2015.

The unaudited pro forma condensed consolidated financial statements included herein assume that Deckers acquired these certain net assets of C&C and Sanuk USA.  The accompanying pro forma condensed consolidated financial statements are based on preliminary estimates that may change based on revisions once the purchase price allocation is complete.  This includes the determination of the fair value of the contingent consideration and identifiable intangible assets and resulting goodwill, which is pending a final valuation.

The following sets forth the adjustments contained in the unaudited pro forma condensed consolidated financial data:

(1)   This entry reflects certain assets and liabilities of C&C and Sanuk USA that were excluded from the acquisition.  The following table summarizes the assets and liabilities that were excluded and the net assets acquired:

	C&C	Sanuk USA	Excluded items	Net assets acquired
Assets:
Cash and cash equivalents	$2,076	$1,356	$(3,432)	$—
Trade accounts receivable, net of allowances	11,452	2,161	(804)	12,809
Inventories	7,121	424	—	7,545
Prepaid expenses and other current assets	332	—	(194)	138
Property and equipment, at cost, net	300	—	(71)	229
Other assets	102	1	(103)	—
	$21,383	$3,942	$(4,604)	$20,721

Liabilities:
Trade accounts payable	$5,937	$2,665	(2,803)	$5,799
Accrued payroll	1,295	—	(1,273)	22
Other accrued expenses	267	—	(199)	68
Accounts receivable financing obligation	2,327	—	(2,327)	—
Payable to members	—	108	(108)	—
Due to affiliated company	1,090	—	(1,090)	—
Other current liabilites	—	213	(213)	—
Long-term liabilities	3,059	—	(3,059)	—
	$13,975	$2,986	$(11,072)	$5,889

Net assets acquired				$14,832

(2)   This entry reflects the preliminary calculation of the fair value of consideration transferred, as follows:

Amount
Consideration
Cash paid	$122,686
Fair value of short-term contingent consideration	30,000
Fair value of long-term contingent consideration	41,300
$193,986

The contingent consideration is the weighted-average fair value of the participation payments.  The short-term contingent consideration is included in the pro forma adjustments for other accrued expenses and the long-term contingent consideration is included in the pro forma adjustments for long-term liabilities.

(3)   This entry reflects the preliminary fair value of the intangible assets acquired and the goodwill resulting from the acquisition.  The preliminary allocation of the consideration transferred to the net assets acquired is summarized as follows:

	Amount	Estimated Useful Life (in years)

Net assets acquired	$14,832	N/A
Identifiable intangible assets:
Trademarks	47,200	20
Customer relationships	20,600	10
International distributor relationships	800	2
Non-compete agreements	5,300	5
Patents	6,600	14
Order book	1,830	1
Goodwill	96,824	N/A
Total purchase price	$193,986

Deckers expects to amortize all identifiable intangible assets on a straight-line basis over the estimated useful lives indicated above except for customer relationships and order book.  Deckers expects to amortize customer relationships utilizing an accelerated method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed.  Deckers expects to amortize the order book as sales are recognized, which are expected to occur within one year.

(4)   This entry represents the elimination of the C&C and Sanuk USA equity.

(5)   This entry represents the elimination of product sales from C&C to Sanuk USA.

(6)   This entry represents the elimination of royalty payments from C&C to Sanuk USA of $1,630 and $1,826 for the six months ended June 30, 2011 and year ended December 31, 2010, respectively.

(7)   This entry represents the pro forma amortization expense of $3,716 and $8,544 for the six months ended June 30, 2011 and year ended December 31, 2010, respectively, on the acquired intangibles.  See discussion of estimated useful lives and amortization methods in note (3) above.

(8)   This entry represents the pro forma tax adjustment based on a 40% statutory US tax rate, reduced by the provision recorded by C&C.  As C&C and Sanuk USA were not directly taxable for income tax purposes, this entry includes the estimated tax impact on the pre-tax income of each entity, as well as the estimated tax impact of the pro forma adjustments.